Exhibit 32

TRC COMPANIES, INC.

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of TRC Companies, Inc., a Delaware corporation (the Company), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended December 26, 2008 (the Form 10-Q) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 4, 2009	/s/ Christopher P. Vincze
Christopher P. Vincze
Chief Executive Officer

Date: February 4, 2009	/s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Chief Financial Officer

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